SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                                                               March 15, 1999
        Date of Report (Date of earliest event reported):     (March 11, 1999)


                    RIGHTCHOICE MANAGED CARE, INC.
     (Exact Name of Registrant as Specified in Its Charter)


                          MISSOURI
     (State or Other Jurisdiction of Incorporation)


             1-13248                                    43-1674052
    (Commission File Number)             (I.R.S. Employer Identification No.)


  1831 Chestnut Street, St. Louis, Missouri            63103-2275
  (Address of principal executive offices)             (Zip Code)

                           314-923-4444
      (Registrant's telephone number, including area code)

                        Not Applicable
 (Former  Name or Former Address, if Changed Since Last Report)


Item 1.   Changes in Control of Registrant.

     Not applicable.

Item 2.   Acquisition or Disposition of Assets.

     Not applicable.

Item 3.   Bankruptcy or Receivership.

     Not applicable.

Item 4.   Changes in Registrant's Certifying Account.

     Not applicable.

Item 5.   Other Events.

EXTENSION OF BLUE CROSS AND BLUE SHIELD LICENSES

     On March 11, 1999, the Board of Directors of the Blue Cross Blue Shield Association unanimously voted to extend the Company's licenses to use the Blue Cross and Blue Shield service marks until June 17, 1999. The status of the Company's licenses to use the Blue Cross and Blue Shield service marks is described further herein.

EXECUTION OF AMENDMENT TO SETTLEMENT AGREEMENT AND FILING OF
JOINT MOTION SEEKING APPROVAL OF SETTLEMENT AGREEMENT AS AMENDED

     On March 12, 1999, the Company, Blue Cross and Blue Shield of Missouri, the Attorney General of the State of Missouri and the Missouri Department of Insurance (1) entered into an Amendment to Settlement Agreement modifying the Settlement Agreement entered into by the above named parties dated September 20, 1999, and (2) together with the amici curiae, filed a Joint Motion By All Parties and the Amici Curiae to Approve Settlement Agreement requesting that the Circuit Court of Cole County approve the Settlement Agreement, as amended by the Amendment. The status of the litigation relating to the Reorganization and Public Offering, including the Settlement Agreement and the Amendment, are described further herein.

STATUS OF LITIGATION RELATING TO THE REORGANIZATION AND PUBLIC
OFFERING

     On March 12, 1999, RightCHOICE Managed Care, Inc. (the "Company"), Blue Cross and Blue Shield of Missouri ("BCBSMo"), the parent company of the Company, the Attorney General of the State of Missouri (the "Missouri Attorney General") and the Missouri Department of Insurance (the "DOI") (the Company, BCBSMo, the Missouri Attorney General and the DOI, collectively, the "Settlement Parties") entered into an Amendment to Settlement Agreement (the "Amendment") which modifies the Settlement Agreement (described below) previously entered into by and among the Settlement Parties. The Settlement Parties entered into, and agreed to the terms of, the Amendment in response to the Report issued by the Special Master (the "Special Master's Report") (described below) appointed by the Circuit Court of Cole County, Missouri (the "Circuit Court") which recommended that the Settlement Agreement "not be approved in its present form" and further recommended that the Settlement Parties and the amici curiae meet and confer and engage in a good faith effort to address the concerns noted in the Special Master's Report.

     The Amendment provides for, among other things, (i) BCBSMo to pay $12.78 million to the independent public health care foundation (the "Foundation") that will be created if the terms of the Settlement Agreement are implemented, (ii) changes in the qualifications and manner of selecting the Foundation's initial Board of Directors, (iii) changes in the manner and time in which the Foundation may, and must, sell the shares of RightCHOICE common stock that it will own if the terms of the Settlement Agreement are implemented, (iv) the Foundation to vote up to, but not including, 5% of the shares of RightCHOICE common stock that it will own outside of the voting trust that will be established if the terms of the Settlement Agreement are implemented, and (v) a clarification that the Foundation will not be prohibited from interacting with the Missouri General Assembly on matters within the Foundation's purpose or expertise.

  The principal terms of the Settlement Agreement, as amended by the Amendment, include the following:

o BCBSMo would, through a series of transactions set forth in the Settlement Agreement and the related exhibits, (i) transfer its insurance-related assets, contracts and agreements and related liabilities to a wholly owned subsidiary of the Company;
  (ii) convert to a for-profit corporation; (iii) reincorporate in Delaware; and (iv) merge with the Company. The outstanding common stock of the resulting entity (referred to herein as "new RightCHOICE") would be owned approximately 20 percent by the public shareholders and approximately 80 percent by the Foundation (which equals the current aggregate ownership interests of the public shareholders and BCBSMo, respectively, in the equity of the Company).

o BCBSMo would pay $12.78 million to the Foundation.

o The Foundation would be required to liquidate its shares of new RightCHOICE stock over a prescribed period of time and use the proceeds for health care purposes. The Foundation would be required to reduce its ownership of new RightCHOICE stock to less than 50 percent of the total outstanding stock of new RightCHOICE within three years of the closing of the reorganization, subject to possible extension as provided in the Amendment (but not to exceed four years) and to less than 20 percent of the total outstanding stock of new RightCHOICE within five years of the closing of the reorganization, subject to possible extension as provided in the Amendment (but not to exceed seven years). All but up to 5 percent of the shares of new RightCHOICE stock owned by the Foundation would be subject to a voting trust that would, with certain exceptions, effectively vest voting control of such shares of new RightCHOICE stock owned by the Foundation in the board of directors of new RightCHOICE.

o As a for-profit direct licensee for the Blue Cross and Blue Shield names and trademarks, new RightCHOICE would be required to include certain "basic protections" in its charter documents, and it would be required to be independent from the direction, control and influence of the Foundation. The "basic protections" would include limitations on the amount of new RightCHOICE stock that may be owned by certain categories of shareholders -- (i) no "institutional" shareholder may own 10 percent or more of the voting power of new RightCHOICE, (ii) no "non-institutional" shareholder may own 5 percent or more of the voting power of new RightCHOICE, and (iii) no shareholder may own 20 percent or more of the equity of new RightCHOICE (with certain exceptions in the case of the Foundation as described above). The charter documents of new RightCHOICE would include certain provisions whereby any shares owned by a shareholder in excess of the applicable ownership limits could be redistributed by new RightCHOICE.

     The consummation of the transactions contemplated by the Settlement Agreement, as amended by the Amendment, is subject to a number of significant conditions and contingencies, including approval by the Circuit Court, various regulators and the shareholders of the Company, the receipt of rulings from the IRS or tax opinions regarding the tax-free nature of the transactions, and the satisfactory resolution of certain other litigation involving the Company and BCBSMo (including the Sarkis Litigation described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which was dismissed by the St. Louis Circuit Court on November 4, 1998, but is on appeal).

     BCBSMo, the Missouri Attorney General, the DOI and amici curiae filed with the Circuit Court on March 12, 1999 a Joint Motion By All Parties and the Amici Curiae to Approve Settlement Agreement (the "Joint Motion") acknowledging their approval of the terms of the Settlement Agreement, as amended by the Amendment, and requesting the Circuit Court to approve the Settlement Agreement, as amended by the Amendment.

     In addition, on March 12, 1999, BCBSMo filed with the Circuit Court Objections of Plaintiff Blue Cross and Blue Shield of Missouri to Report of the Special Master asserting inter alia that the Special Master made certain erroneous factual and unsound legal conclusions in the Special Master's Report and requesting the Circuit Court to approve the Settlement Agreement, as amended by the Amendment.

     The Amendment is attached hereto as Exhibit 99(a) and is incorporated herein by reference. The BCBSMo press release issued March 12, 1999 announcing execution of the Amendment and the filing of the Joint Motion is attached hereto as Exhibit 99(b). The summary of the Settlement Agreement, as amended by the Amendment, set forth herein is qualified in its entirety by reference to the Settlement Agreement and the exhibits thereto, which are included as exhibits to the Company's Current Report on Form 8-K filed with the SEC on September 23, 1998, and the Amendment, which is included as Exhibit 99(a) to this Report.

     The underlying litigation related to the Reorganization and Public Offering (as described below) giving rise to the Settlement Agreement and the Amendment remains pending in the Supreme Court of Missouri on appeal from prior partial summary judgments in the case (as described below). The Supreme Court has stayed the briefing schedule before it, and the parties are to report to it on the status of the settlement proceedings in the Circuit Court by April 15, 1999.

     The following is a summary of the events that have preceded the Amendment described above and which gave rise to the Settlement Agreement.

     In August 1994, BCBSMo transferred certain assets to the Company in connection with an offering to the public of 20 percent of the common stock of the Company (such events are referred to collectively as the "Reorganization and Public Offering"). Although the Director of the DOI (the "Director") formally approved the Reorganization and Public Offering on April 14, 1994, the Director and the DOI subsequently claimed that the Reorganization and Public Offering violated state laws and that BCBSMo was obligated to transfer all of its assets, including all of its stock of the Company, to the State of Missouri or a charity designated by the State of Missouri. The Director and the DOI threatened to bring legal action, seek a receivership or terminate BCBSMo's insurance license unless BCBSMo gave up its assets.

     BCBSMo's extensive efforts to resolve the dispute without litigation were unsuccessful. On May 13, 1996, BCBSMo filed a declaratory judgment action in the Circuit Court against the Director, the DOI and the Missouri Attorney General (the Missouri Attorney General was a necessary party due to his sole authority to enforce nonprofit corporation laws).

     On June 13, 1996, the Director and the DOI filed an answer and counterclaims. The answer set forth several affirmative defenses, including alleged fraud and negligent misrepresentation with respect to the application filed by BCBSMo seeking approval of the Reorganization and Public Offering. The counterclaims alleged violations of certain health services corporation and nonprofit corporation statutes. The Director's and the DOI's counterclaims sought, among other things: (i) permanent injunctions against BCBSMo; (ii) imposition of a trust on BCBSMo's assets for public benefit purposes; (iii) return of profits from Medigap policies reinsured with a subsidiary; and
(iv) an accounting of all assets transferred by BCBSMo.

     On June 20, 1996, the Missouri Attorney General filed an answer and counterclaim alleging that the Reorganization and Public Offering, and the continued operations through the Company and its subsidiaries, exceeded BCBSMo's statutory purposes. The Missouri Attorney General requested a declaration that BCBSMo exceeded its lawful authority and sought such relief as the Circuit Court would determine to be appropriate under the circumstances based on a statute that authorizes judicial dissolution or less drastic alternative relief in the Circuit Court's discretion.

     On September 9, 1996, the Circuit Court granted BCBSMo's motion for summary judgment against the Director and the DOI, rejected all of the Director's and the DOI's affirmative defenses (including allegations of fraud), issued a permanent injunction against the Director and the DOI and declared that: (i) under Missouri law the Director and the DOI had no authority to demand that BCBSMo make a payment as a result of the Reorganization and Public Offering; (ii) under Missouri law the Director and the DOI had no jurisdiction to take any action, the practical effect of which would be to amend, modify or reverse the Director's April 14, 1994 final administrative approval of the Reorganization and Public Offering; (iii) under Missouri law the Director and the DOI had no jurisdiction to take any administrative action, including but not limited to, revoking, suspending or refusing to renew BCBSMo's Certificate of Authority based in any way on the Reorganization and Public Offering and the consequences thereof or BCBSMo's refusal to make payment as the Director and the DOI had demanded; and (iv) (A) BCBSMo was a mutual benefit type of nonprofit corporation rather than a public benefit type of nonprofit corporation; (B) the Reorganization and Public Offering were authorized under all laws applicable to nonprofit health services corporations; and (C) BCBSMo did not owe the State of Missouri or any person or entity a "toll charge," "charitable asset settlement" or any other payment as a result of the August 1994 Reorganization and Public Offering (the "September 9 Order"). On December 30, 1996, the Circuit Court issued orders (the "December 30 Orders") modifying the findings and declarations set forth in (iv) above, on the grounds that it was legally unnecessary to resolve such issues because the Circuit Court had already ruled against the Director and the DOI for other reasons.

     The September 9 Order permanently enjoined the Director and the DOI from, among other things, (i) revoking, suspending or refusing to renew BCBSMo's insurance license based in any part upon the Reorganization and Public Offering; (ii) commencing a valuation of BCBSMo's assets and demanding a payment as a result of the Reorganization and Public Offering; (iii) commencing any administrative hearing or making any administrative determination based in any part upon the Reorganization and Public Offering;
(iv) instituting any seizure, receivership, conservatorship or similar action or proceeding against BCBSMo based in any part upon the Reorganization and Public Offering; and (v) taking any other action, however denominated, against BCBSMo based in any part upon the Reorganization and Public Offering. Although the injunctive relief described above remains in place, the Circuit Court's December 30 Orders (described below) clarify that the injunction does not prohibit the Director and the DOI from asserting that the post-Reorganization and Public Offering operations of BCBSMo may violate the health services corporation laws (even though such operations may have been affected by the Reorganization and Public Offering).

     On August 28, 1996, the Director and the DOI filed an amended answer asserting a new counterclaim that the Reorganization and Public Offering were not reasonably designed to serve any of BCBSMo's purposes as a health services corporation and sought a declaration that BCBSMo had exceeded or abused the authority conferred upon it by law. Under this counterclaim, the Director and the DOI sought an order to rehabilitate BCBSMo or, in the alternative, injunctive relief.

     On October 18, 1996, the Missouri Attorney General filed a motion for leave to file an amended counterclaim against BCBSMo that sought a declaration that BCBSMo was a public benefit corporation, not a mutual benefit corporation, and requested an order that BCBSMo amend its Articles of Incorporation accordingly. The Circuit Court granted the Missouri Attorney General's motion for leave to file the amended counterclaim, which remains pending.

     On December 30, 1996, the Circuit Court issued five orders (the December 30 Orders): (i) denying BCBSMo's motion for summary judgment against the Missouri Attorney General; (ii) granting the Missouri Attorney General's motion for partial summary judgment against BCBSMo; (iii) denying BCBSMo's supplemental motion for summary judgment against the Director and the DOI on their amended counterclaim; (iv) granting the Director's and the DOI's motion for summary judgment against BCBSMo on their amended counterclaim; and (v) modifying, in part, the Circuit Court's previous September 9 Order as described above. The December 30 Orders declared that (i) BCBSMo had continued to exceed or abuse its statutorily permissible purposes and the authority conferred on it by law; and (ii) BCBSMo is subject to judicial dissolution proceedings, but that prior to ordering dissolution, the Circuit Court is required to consider whether there are alternatives to dissolution and whether dissolution is in the public interest or is the best way of protecting the interests of its members.

     The Circuit Court also (i) certified the December 30 Orders and the September 9 Order, as modified, for immediate appeal;
(ii) held in abeyance further proceedings on the Missouri Attorney General's counterclaim pending appeal; and (iii) stayed the legal effect of the order granting the Director and the DOI summary judgment pending the filing of an appeal bond (which BCBSMo promptly filed).

     On January 9, 1997, BCBSMo filed a notice of appeal of the December 30 Orders. On January 21, 1997, the Director and the DOI filed a notice of appeal of the September 9 Order, as modified. Oral arguments were heard by the Missouri Court of Appeals on February 24, 1998. On August 4, 1998, the Missouri Court of Appeals entered its opinion affirming the judgments entered December 30, 1996.

     On September 20, 1998, the Company and certain of its affiliates entered into various settlement agreements, described above, with certain state agencies, including the Missouri Attorney General and the DOI (the "Settlement Agreement"), which, if consummated, would resolve the outstanding litigation and regulatory disputes between the Company and its affiliates and the State of Missouri, including the litigation related to the Reorganization and the Public Offering, and create the Foundation.

     On September 22, 1998, the application of BCBSMo in the Missouri Court of Appeals for rehearing and alternatively for transfer of the case to the Supreme Court of Missouri was denied. On October 7, 1998, BCBSMo requested that the Supreme Court of Missouri accept transfer of the case.

     On October 29, 1998, notwithstanding the fact that the litigation relating to the Reorganization and Public Offering had not yet been remanded to the Circuit Court, the Circuit Court, "acting on its own motion," issued an Order (the "October 29 Order") providing for, among other things, the appointment of Robert G. Russell as receiver/custodian pendente lite to, among other things, take exclusive possession and control of all of the issued and outstanding shares of the Company's common stock owned by BCBSMo. The October 29 Order cited concerns by the Circuit Court about the fairness of the transactions set forth in the Settlement Agreement, alleged conflicts of interest and the need for an independent examination of the proposed settlement and
related issues.   The October 29 Order also approved the
engagement of legal counsel and an investment banker to advise the receiver/custodian. Although the October 29 Order did not constitute the appointment of a receiver/custodian over the operations of either the Company or BCBSMo, had it not been void from the beginning as alleged by BCBSMo and as declared by the Circuit Court as described below, the October 29 Order could have had several significant and adverse consequences, including the automatic termination of the Company's Blue Cross and Blue Shield licenses and a resultant event of default under the Company's Credit Agreement. A copy of the October 29 Order is attached as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on November 2, 1998.

     On November 2, 1998, BCBSMo filed its Motion to Vacate Order and its Memorandum in Support of Motion to Vacate in response to the October 29 Order. BCBSMo alleged that (i) the Circuit Court lacked jurisdiction to issue the October 29 Order because the case was still pending before the Missouri Supreme Court, which had not then ruled on the application of BCBSMo to transfer to the Missouri Supreme Court; (ii) the Circuit Court issued the order without notice and an opportunity to be heard; (iii) there were no exigent circumstances that would warrant the appointment of a receiver without due process; and (iv) that the appointment of the receiver had the effect of frustrating the purpose for which the receiver was to be appointed, namely, the preservation of the nonprofit assets of BCBSMo. Copies of the Motion to Vacate Order and Memorandum in Support of Motion to Vacate are attached as exhibits to the Company's Current Report on Form 8-K filed with the SEC on November 6, 1998.

     On November 2, 1998, the Blue Cross and Blue Shield Association (the "BCBSA") filed a complaint against the Company, its subsidiaries and BCBSMo in the United States District Court for the Northern District of Illinois alleging that the appointment of the receiver/custodian pendente lite caused the automatic termination of the licenses to use the service marks. The complaint alleged service mark infringement and breach of license agreements as a result of the Company's continued use of the Blue Cross and Blue Shield service marks following the issuance of the October 29 Order. The BCBSA later dismissed its complaint.

     On November 4, 1998, the Circuit Court issued an Order (the "November 4 Order") vacating the October 29 Order and declaring it to be void ab initio (or "from the beginning"). The Circuit Court, in issuing the November 4 Order, acknowledged that the significant and adverse consequences that could have resulted from the October 29 Order were unintended. On November 4, 1998, the Circuit Court also issued an Order (the "November 4 Special Master Order") appointing Robert G. Russell as Special Master for the purpose of collecting and analyzing information related to the proposed settlement. The November 4 Special Master Order also approved the engagement of legal counsel and such financial advisors as are approved by the court to advise the Special Master. The effect of the November 4 Order was to void the October 29 Order as if it never existed. The Special Master has expressed his interest in ensuring that the Company continues its business in the normal course during his review. Copies of the November 4 Order and the November 4 Special Master Order are attached as exhibits to the Company's Current Report on Form 8-K filed with the SEC on November 6, 1998.

     On November 6, 1998, the Circuit Court entered an Order of Reference (the "November 6 Order"), among other things, directing the Special Master to collect and analyze information as to the options and alternatives available to the Circuit Court for disposition of the remaining issues in the litigation, including, but not limited to, an examination of the Settlement Agreement. The Special Master was also directed to address several concerns of the Circuit Court that were originally outlined in the October 29 Order. The Special Master was further directed to investigate issues concerning the Blue Cross and Blue Shield licenses and trademarks and the Company's Credit Agreement. A copy of the November 6 Order was attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     On November 19, 1998, the Blue Cross and Blue Shield license agreements were reinstated with addenda that provide, among other things, that the licenses will terminate unless extended by the Board of Directors of the BCBSA which will vote upon the extension at a meeting on March 11, 1999. As described below, the BCBSA unanimously voted to extend the licenses until June 17, 1999.

     On November 24, 1998, the Supreme Court of Missouri granted the motion of BCBSMo to accept transfer of the litigation related to the Reorganization and Public Offering. As a result of this action, the opinion of the Missouri Court of Appeals dated August 4, 1998 (described above) has been vacated. The Missouri Supreme Court will now decide the appeals as if they were original appeals in that Court. If the Missouri Supreme Court had denied the request for transfer, the opinion of the Missouri Court of Appeals dated August 4, 1998 would have become final without modification and the case would have been remanded to the Circuit Court for further proceedings to determine the remedy for the violation of BCBSMo's statutory purposes that, as described above, the Circuit Court previously found to have occurred.

     The Supreme Court of Missouri subsequently stayed the briefing schedule in the proceeding before it in order to permit the proceedings in the Circuit Court concerning review of the Settlement Agreement to proceed.

     The Special Master conducted hearings on December 4,
December 16 and December 22, 1998, and on February 4, 1999, at which evidence related to the proposed settlement and other subjects was addressed.

     On February 10, 1999, the Special Master issued the Special Master's Report. While the Special Master stated that "there are many things to commend the Settlement Agreement for the [Circuit] Court's approval," he had "serious concerns" with its terms that prevented him from recommending approval. Among the concerns he identified in the Special Master's Report were (i) whether the Foundation would receive full value of the present assets of BCBSMo; (ii) whether the contemplated method of divestiture of the RightCHOICE shares to be held by the Foundation over time pursuant to a Voting Trust and Divestiture Agreement and Registration Rights Agreement would yield full value for the shares; (iii) whether the proposed provisions for governance of the Foundation were reasonable; and (iv) whether the provisions for the purposes of the Foundation were justified.

     On March 12, 1999, the Settlement Parties entered into the
Amendment in response to the Special Master's Report.

     There can be no assurance that the transactions contemplated by the Settlement Agreement, as amended by the Amendment, will be consummated. The failure to consummate the transactions contemplated by the Settlement Agreement, as amended by the Amendment, or to otherwise resolve the litigation related to the Reorganization and Public Offering in a manner satisfactory to the Company could have a material adverse effect on the Company and the market for its stock.


 STATUS OF BLUE CROSS AND BLUE SHIELD LICENSES

     On March 11, 1999, the Board of Directors of the BCBSA unanimously voted to extend the Company's licenses to use the Blue Cross and Blue Shield service marks until June 17, 1999.

     The following is a summary of recent events regarding the status of the Company's licenses to use the Blue Cross and Blue
Shield service marks that preceded the decision of the BCBSA
Board of Directors on March 11, 1999.

     At a meeting held on November 19, 1998, the Board of Directors of the BCBSA approved the reinstatement, effective as of October 29, 1998, of the licenses to use the Blue Cross and Blue Shield service marks, granted to the Company, BCBSMo, and two wholly owned subsidiaries of the Company, Healthy Alliance Life Insurance Company and HMO Missouri, Inc. The approval clarified the rights of the Company and its licensed affiliates, to continue uninterrupted, the use of the service marks following actions taken by the BCBSA which resulted from the October 29 Order.

     The October 29 Order provided for the appointment of Robert
G. Russell as Receiver/Custodian pendente lite to, among other things, take exclusive possession and control of all of the issued and outstanding shares of the Company's Class B Common Stock, all of which is owned by BCBSMo. On November 2, 1998, the BCBSA notified the Company and its licensed affiliates that their licenses to use the Blue Cross and Blue Shield service marks had terminated automatically pursuant to their terms on October 29, 1998 as a result of the October 29 Order and filed a Complaint against the Company and its licensed affiliates alleging inter alia service mark infringement and breach of license agreements as a result of the continued use of the service marks following the issuance of the October 29 Order (the "BCBSA Complaint"). On November 4, 1998, after BCBSMo filed its Motion to Vacate Order and its Memorandum in Support of Motion to Vacate in response to the October 29 Order, the Court issued the November 4 Order (as described above) which set aside the October 29 Order and declared it to be void ab initio, or "void from the beginning." As a result, the BCBSA dismissed the BCBSA Complaint.

     Each of the reinstated license agreements approved by the BCBSA included an addendum which provided, among other things, that the licenses granted under such license agreements would be reviewed by the BCBSA at the next regularly scheduled meeting of the BCBSA Board of Directors on March 11, 1999. If on or before March 11, 1999 the BCBSA did not extend the termination dates for the license agreements until the next regularly scheduled meeting of the BCBSA Board of Directors after March 11, 1999 or otherwise modify the addenda, the license agreements would have terminated on March 11, 1999.

     On March 11, 1999, the Board of Directors of the BCBSA modified the addenda to provide that the licenses granted under such license agreements will be reviewed by the BCBSA at the next regularly scheduled meeting of the BCBSA Board of Directors on June 17, 1999. If on or before June 17, 1999 the BCBSA does not extend the termination dates for the license agreements until the next regularly scheduled meeting of the BCBSA Board of Directors after June 17, 1999 or otherwise modify the addenda, the license agreements will terminate on June 17, 1999. This "board-to-board" extension of the license agreements has been adopted in conjunction with the issuance of reinstated licenses granted to other BCBSA licensees following a license termination. There can be no assurances that the BCBSA will take the necessary and appropriate action to extend the license agreements beyond June 17, 1999 or any time thereafter.

     The licenses of the Company and its licensed affiliates, and the addenda thereto effective as of October 29, 1998, are attached as Exhibits 10.6.5 - 10.13.4 to the Company's Form 8-K filed with the Securities and Exchange Commission on November 24, 1998 and are incorporated herein by reference.

Item 6.   Resignations of Registrant's Directors.

     Not applicable.

Item 7.   Financial Statements
     Pro Forma Financial Statements and Exhibits.

     (a) - (b) Not applicable.

     (c)  Exhibits Required by Item 601 of Regulation S-K:

                    99(a)     Amendment to Settlement Agreement.
                    99(b)     Press Release dated March 12, 1999.

Item 8.   Change in Fiscal Year.

     Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  March 15, 1999.

                              RIGHTCHOICE MANAGED CARE, INC.


                              By:  /s/ Sandra A. Van Trease
                                Sandra A. Van Trease
                                Chief Financial Officer, Senior
                                Executive Vice President and
                                Chief Operating Officer
EXHIBIT INDEX


Exhibit No.              Description


99(a)               Amendment to Settlement
                    Agreement, dated as of March 12, 1999, by and among Jeremiah W. "Jay" Nixon, Attorney General of the State of Missouri; the Missouri Department of Insurance and A. W. McPherson, its acting director; Blue Cross and Blue Shield of Missouri; and RightCHOICE Managed Care, Inc.

99(b)               Press Release dated March 12, 1999.